EXHIBIT 8.01

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization	Name under which the Subsidiary Does Business

BRF Energia S.A.	Brazil	BRF Energia S.A.
BRF GmbH	Austria	BRF GmbH
BRF Foods LLC	Russia	BRF Foods LLC
BRF Global Company Nigeria Ltd.	Nigeria	BRF Global Company Nigeria Ltd.
BRF Global Company South Africa Proprietary Ltd.	South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global GmbH	Austria	BRF Global GmbH
BRF Japan KK	Japan	BRF Japan KK
BRF Korea LLC	Korea	BRF Korea LLC
BRF Shanghai Management Consulting Co. Ltd.	China	BRF Shanghai Management Consulting Co. Ltd.
BRF Shanghai Trading Co. Ltd.	China	BRF Shanghai Trading Co. Ltd.
BRF Singapore Foods PTE Ltd.	Singapore	BRF Singapore PTE Ltd.
Proudfood Lda	Angola	Proudfood Lda
Eclipse Holding Cöoperatief U.A.	The Netherlands	Eclipse Holding Cöoperatief U.A.
Eclipse Latam Holdings	Spain	Eclipse Latam Holdings
Buenos Aires Fortune S.A.	Argentina	Buenos Aires Fortune S.A.
Perdigão Europe Lda.	Portugal	Perdigão Europe Lda.
Perdigão International Ltd.	Cayman Islands	Perdigão International Ltd.
Sadia Chile S.A.	Chile	Sadia Chile S.A.
Wellax Food Logistics C.P.A.S.U. Lda.	Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
BRF Austria GmbH	Austria	BRF Austria GmbH
One Foods Holdings Ltd	United Arab Emirates	One Foods Holdings Ltd
Al-Wafi Food Products Factory LLC	United Arab Emirates	Al-Wafi Food Products Factory LLC
Badi Ltd.	United Arab Emirates	Badi Ltd.
Al-Wafi Al-Takamol Intl for Foods Products	Saudi Arabia	Al-Wafi Al-Takamol Intl for Foods Products
Joody Al Sharqiya Food Production Factory	Saudi Arabia	Joody Al Sharqiya Food Production Factory
BRF Al Yasra Food K.S.C.C.	Kuwait	BRF Al Yasra Food K.S.C.C.
BRF Foods GmbH	Austria	BRF Foods GmbH
Al Khan Foodstuff LLC	Oman	Al Khan Foodstuff LLC
FFQ GmbH	Austria	FFQ GmbH
TBQ Foods GmbH	Austria	TBQ Foods GmbH
Banvit Bandirma Vitaminli	Turkey	Banvit Bandirma Vitaminli
Banvit Enerji ve Elektrik Üretim Ltd. Sti.	Turkey	Banvit Enerji ve Elektrik Üretim Ltd. Sti.
Nutrinvestments BV	The Netherlands	Nutrinvestments BV
Banvit ME FZE	United Arab Emirates	Banvit ME FZE
Banvit Foods SRL	Romania	Banvit Foods SRL
One Foods Malaysia SDN. BHD.	Malaysia	One Foods Malaysia SDN. BHD.
Federal Foods LLC	United Arab Emirates	Federal Foods LLC
Federal Foods Qatar	Qatar	Federal Foods Qatar

BRF Hong Kong LLC	Hong Kong	BRF Hong Kong LLC
Establecimiento Levino Zaccardi y Cia. S.A.	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
BRF Pet S.A.	Brazil	BRF Pet S.A.
PP-BIO Administração de bem próprio S.A.	Brazil	PP-BIO Administração de bem próprio S.A.
PR-SAD Administração de bem próprio S.A.	Brazil	PR-SAD Administração de bem próprio S.A.
PSA Laboratório Veterinário Ltda.	Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	Brazil	Sino dos Alpes Alimentos Ltda.
Sadia International Ltd.	Cayman Islands	Sadia International Ltd.
Sadia Uruguay S.A.	Uruguay	Sadia Uruguay S.A.
Sadia Alimentos S.A.	Argentina	Sadia Alimentos S.A.
Vip S.A. Empreendimentos e Participações Imobiliárias	Brazil	Vip S.A. Empreendimentos e Participações Imobiliárias

Except for the associates PP-BIO and PR-SAD in which the Company records the investments by the equity method, all other subsidiaries shown in the table were consolidated.